Exhibit 99.2

Proforma

The following unaudited pro forma condensed combined financial statements which give effect to the business combination transaction (the "Acquisition") between Resort Savers, Inc. (the “Company”, “we”, “us”, “our”) and  Beijing Yandong Tieshan Oil Products Co., Ltd.  (“Beijing Yandong”), a company incorporated pursuant to the laws of the PRC.

Resort Savers, Inc.
Proforma
Balance Sheet – Unaudited

		Beijing Yandong Tieshan
	Resort Savers, Inc.	Oil Products Co., Ltd.	Proforma	Proforma
	October 31, 2015	December 31, 2015	Adjustments	As adjusted
	(Unaudited)	(Audited)	(a) & (b)	(Unaudited)

ASSETS
Current Assets
Cash and cash equivalents	$3,148	$213,516	$-	$216,664
Accounts receivable	-	25,047,810	-	25,047,810
Other receivable	-	4,129	-	4,129
Prepayments	-	1,678,461	-	1,678,461
Total Current Assets	3,148	26,943,916	-	26,947,064
Equipment	200,996	30,295	-	231,291
Investment	1,907,308	-	-	1,907,308
Goodwill	-	-	1,979,787	1,979,787
TOTAL ASSETS	$2,111,452	$26,974,211	$1,979,787	$31,065,450

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Short-term loan	$-	$3,080,000	$-	$3,080,000
Accounts payable	223,821	5,629,306	-	5,853,127
Deposits received	-	13,496,941	-	13,496,941
Due to related parties	5,461	-	-	5,461
Tax payable	-	11,163	-	11,163
Other payable	-	1,294	-	1,294
TOTAL LIABILITIES	229,282	22,218,704	-	22,447,986

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value; 15,000,000 shares authorized;
0 shares issued and outstanding	-	-	-	-
Common stock, $0.0001 par value; 1,000,000,000 shares authorized;				-
70,176,241 and 62,121,360 shares issued and outstanding, respectively	7,017	-	600	7,617
Registered share capital $4,727,000 as at December 31, 2015, fully paid	-	4,727,000	(4,727,000)	-
Additional paid-in capital	4,545,377	-	3,434,400	7,979,777
Retained earnings (accumulated deficit)	(2,606,649)	142,707	(142,707)	(2,606,649)
Accumulated other comprehensive loss	(63,575)	(114,200)	114,200	(63,575)
Total Resort Savers, Inc. shareholders' equity	1,882,170	4,755,507	(1,320,507)	5,317,170
Noncontrolling interest	-	-	3,300,294	3,300,294
Total equity	1,882,170	4,755,507	1,979,787	8,617,464
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,111,452	26,974,211	$1,979,787	$31,065,450

Resort Savers, Inc.
Proforma
Statement of Operations - Unaudited

		Beijing Yandong Tieshan
	Resort Savers, Inc.	Oil Products Co., Ltd.
	Nine Months Ended	Year Ended	Proforma	Proforma
	October 31, 2015	December 31, 2015	Adjustment	As adjusted
	(Unaudited)	(Audited)	(b)	(Unaudited)

Revenue	$-	$26,163,477	$(26,163,477)	$-
Cost of sales	-	25,869,537	(25,869,537)	-
GROSS PROFIT	-	293,940	(293,940)	-

OPERATING EXPENSES
Selling & distribution	-	35,288	(35,288)	-
General and administrative	7,150	45,067	(45,067)	7,150
Professional fees	71,932	-	-	71,932
Total Operating Expenses	79,082	80,355	(80,355)	79,082

PROFIT (LOSS) FROM OPERATIONS	(79,082)	213,585	(213,585)	(79,082)

OTHER INCOME (EXPENSE)
Other income	-	4,812	(4,812)	-
Interest expense	-	(198,058)	198,058	-
Goodwill impairment	(4,005,224)	-	-	(4,005,224)
Equity loss on unconsolidated affiliate investment	(30,692)	-	-	(30,692)
Total Other Expense, Net	(4,035,916)	(193,246)	193,246	(4,035,916)

PROFIT (LOSS) BEFORE INCOME TAXES	(4,114,998)	20,339	(20,339)	(4,114,998)
Provision for income taxes	-	(5,085)	5,085	-

NET PROFIT (LOSS)	(4,114,998)	15,254	(15,254)	(4,114,998)
Net loss attributable to the noncontrolling interest	1,600,000	-	-	1,600,000
NET LOSS ATTRIBUTABLE TO THE SHAREHOLDERS OF RESORT SAVERS, INC.	$(2,514,998)	$15,254	$(15,254)	$(2,514,998)

OTHER COMPREHENSIVE LOSS
Unrealized gain on marketable securities	(62,000)	-	-	(62,000)
Foreign currency translation adjustments	(1,575)	(114,200)	114,200	(1,575)
TOTAL COMPREHENSIVE LOSS	$(2,578,573)	$(98,946)	$98,946	$(2,578,573)

Basic and Diluted Loss per Common Share	$(0.06)	$-	$-	$(0.06)
Basic and Diluted Weighted Average Common Shares Outstanding	67,011,378	-	-	67,011,378

Resort Savers, Inc.
NOTES TO THE UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Unaudited)

January 29, 2016, the Company has entered into share exchange agreement with Beijing Yandong Tieshan Oil Products Co., Ltd. Pursuant to the agreement, the Company will issue 6,000,000 shares to exchange 51% interest of Beijing Yandong Tieshan Oil Products Co., Ltd.

NOTE 1 - BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheets have been derived from the historical December 31, 2015 balance sheet of Beijing Yandong after giving effect to the Acquisition. The pro forma balance sheet and statement of operations presents this transaction as if they had been consummated as of December 31, 2015, as required under Article 11 of Regulation S-X.

Historical financial information has been adjusted in the pro forma balance sheet to pro forma events that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) expected to have a continuing impact on the Company’s results of operations. The pro forma adjustments presented in the proforma condensed combined balance sheet and statement of operations are described in Note 2.

NOTE 2 - PRO FORMA ADJUSTMENTS

The adjustments included in the pro forma balance sheet and statement of operations are as follows:

(a)	To reflect the shares issued as consideration of the Acquisition
(b)	To eliminate the retained earnings of Beijing Yandong incurred before the Acquisition.